Filed Pursuant to Rule 424(b)(5)

Registration No. 333-278409

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED APRIL 3, 2024)

5,000,000 Ordinary Shares

We are offering 5,000,000 of our ordinary shares, CHF 0.01 nominal value, to certain investors at a price of $11.75 per share. This offering is being made without an underwriter or placement agent and we are not paying underwriting discounts or commissions, therefore the proceeds to us, before expenses, will be $58,750,000. We estimate the total expenses of this offering will be approximately $1,870,000.

Our ordinary shares are listed on the Nasdaq Global Market under the symbol “OCS.” The last reported sale price of our ordinary shares on the Nasdaq Global Market on April 10, 2024 was $11.68 per share. In connection with this offering, we have submitted an application to begin the procedure for listing our ordinary shares on the Nasdaq Iceland Main Market, also under the symbol “OCS.”

We are a “foreign private issuer” under applicable Securities and Exchange Commission, or SEC, rules and an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are eligible for reduced public company disclosure requirements.

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Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” on page S-5 of this prospectus supplement and in the documents that are incorporated by reference into this prospectus supplement.

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Neither the Securities and Exchange Commission nor any U.S. state or other securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

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The date of this prospectus supplement is April 11, 2024.

TABLE OF CONTENTS

Prospectus Supplement:

Prospectus:

ABOUT THIS PROSPECTUS supplement

This document is part of the registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not be applicable to this offering. Generally, when we refer to the “prospectus” we are referring to both parts combined.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into each include important information about us, the securities being offered and other information that you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement and the accompanying prospectus entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or the time of any sale of any securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed and are incorporated herein by reference, and you may obtain copies of those documents as described below under the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are not making offers to sell or solicitations of offers to buy our securities in any jurisdiction in which an offer or solicitation is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus supplement outside the United States.

Unless otherwise indicated, all references in this prospectus supplement to “Oculis,” “the company,” “our company,” “we,” “us” and “our” refer to Oculis Holding AG and its consolidated subsidiaries.

i

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

We present our consolidated financial statements in Swiss francs (CHF) and in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board, or IASB. None of the financial statements incorporated by reference into this prospectus supplement were prepared in accordance with generally accepted accounting principles in the United States.

All references in this prospectus supplement to “$,” “US$,” “U.S.$,” “U.S. dollars,” “dollars” and “USD” mean U.S. dollars and all references to “CHF” and “francs,” mean Swiss francs, unless otherwise noted.

Unless otherwise indicated, certain amounts contained in this prospectus supplement have been translated into other currencies as follows:

•
Translations between CHF to USD use the exchange rate of 1 CHF = $1.10148, the exchange rate on April 10, 2024.

Such amounts are not necessarily indicative of the amounts of the respective currencies that could actually have been purchased upon exchange of USD or CHF at the dates indicated.

We have made rounding adjustments to some of the figures included in this prospectus supplement. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement, and does not contain all of the information that you need to consider in making your investment decision. For a more complete understanding of our business and this offering, you should carefully read the entire prospectus and the documents incorporated by reference herein, including our consolidated financial statements and the notes thereto, which are incorporated herein by reference. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in this prospectus supplement and in our most recent filings with the SEC including our Annual Reports on Form 20-F and reports on Form 6-K, as well as other information in this prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Company Overview

We are a late clinical-stage biopharmaceutical company, based in Switzerland, with substantial expertise in therapeutics used to treat ocular diseases, engaged in the development of innovative drug candidates which embrace the potential to address large unmet medical needs for many eye-related conditions. Our focus is on advancing therapeutic candidates intended to treat significant and prevalent ophthalmic diseases which result in vision loss, blindness or reduced quality of life. Our mission is to improve the health and quality of life of patients around the world by developing medicines that save sight and improve eye care for patients. To realize this mission, we intend to become a global leader in ocular therapeutics.

Our pipeline currently includes three clinical-stage therapeutic candidates: OCS-01, OCS-02 (Licaminlimab) and OCS-05. Our lead product candidate, OCS-01, is currently being evaluated in two ongoing Phase 3 clinical programs: as a topical option for the treatment of DME, and as a once- daily steroid for the treatment of inflammation and pain following cataract surgery. Our second product candidate is OCS-02, currently being evaluated in a Phase 2b clinical trial to assess its potential as a topical anti-TNFα treatment for dry eye disease and potentially the use of a particular genotype to predict treatment response, which could be considered as a biomarker in a precision medicine approach. A second clinical trial for OCS-02, designed to evaluate its use as a potential treatment for non-infectious anterior uveitis, is expected to follow thereafter. Our third product candidate is OCS-05, a potential disease modifying neuroprotective agent against neurological damage with potential application in multiple indications, including glaucoma, dry age-related macular degeneration and diabetic retinopathy. We are conducting a Phase 2 Proof-of-Concept trial evaluating OCS-05 as a potential treatment for acute optic neuritis for which there is currently no approved therapeutic treatment.

Recent Developments

On April 11, 2024, we announced that we had submitted an application to begin the procedure for listing our ordinary shares on the Nasdaq Iceland Main Market (“Nasdaq Iceland”) under the symbol “OCS.” On April 11, 2024, the Central Bank of Iceland, Financial Supervision, approved our prospectus relating to the listing on Nasdaq Iceland. Nasdaq Iceland will announce the first day of trading with at least one day advance notice.

Corporate Information

Oculis Holding AG was incorporated under the laws of Switzerland on October 31, 2022 as a stock corporation (Aktiengesellschaft) having its registered office at Bahnhofstrasse 7, CH-6300, Zug, Switzerland.

Our agent for service of process in the United States is Oculis US Inc. Our principal website address is www.oculis.com. We do not incorporate the information contained on, or accessible through, our website into this prospectus, and you should not consider it a part of this prospectus.

We make our reports and other information filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. The SEC maintains an internet site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the SEC.

Implications of Being an “Emerging Growth Company” and a “Foreign Private Issuer”

We qualify as an “emerging growth company” as defined in the JOBS Act. As an “emerging growth company,” we may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

•

not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

•	reduced disclosure obligations regarding executive compensation; and

•	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We are also considered a “foreign private issuer” and will report under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) as a non-U.S. company with “foreign private issuer” status. This means that, even after we no longer qualify as an “emerging growth company,” as long as we qualify as a “foreign private issuer” under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these reporting exemptions until such time that we are no longer a “foreign private issuer.” We could lose our status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of our outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of our directors or executive officers are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

We may choose to take advantage of some but not all of these reduced burdens. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained in this prospectus may be different from the information you receive from our competitors that are public companies, or other public companies in which you have made an investment.

As a foreign private issuer and in accordance with Nasdaq Listing Rule 5615(a)(3), we may choose to, and have chosen to, comply with home country (Switzerland) governance requirements and certain exemptions thereunder rather than complying with certain of the corporate governance requirements of the Nasdaq.

Although Swiss law does not require that a majority of our board of directors consist of independent directors and therefore may include fewer independent directors than would be required if we were subject to Nasdaq Listing Rule 5605(b)(1). We currently comply, and intend to comply, with Nasdaq Listing Rule 5605(b)(1). In addition, we are not subject to Nasdaq Listing Rule 5605(b)(2), which requires that independent directors regularly have scheduled meetings at which only independent directors are present.

Swiss law requires that we set up a remuneration committee, which we have done in accordance with that law. As we may follow home country requirements with respect to such committee, among other things, Swiss law does not require that all or a majority of the remuneration committee consist of independent directors.

We may also choose to take advantage of other exemptions including but not limited to the exemption from the requirement to obtain shareholder approval for certain issuances of securities, including shareholder approval of share option plans and other securities issuances.

Our articles of association provide for an independent proxy elected by our shareholders, who may represent our shareholders of record at a general meeting of shareholders, and we must provide shareholders of record with an agenda and other relevant documents for the general meeting of shareholders. However, Swiss law does not have a regulatory regime for the solicitation of proxies, thus our practice may vary from the requirement of Nasdaq Listing Rule 5620(b), which sets forth certain requirements regarding the solicitation of proxies. Furthermore, in accordance with Swiss law and generally accepted business practices, our articles of association do not provide quorum requirements generally applicable to general meetings of shareholders. Our practice thus varies from the requirement of Nasdaq Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting stock.

THE OFFERING

Ordinary shares offered by us	5,000,000 ordinary shares
Offering price	$11.75 per ordinary share
Ordinary shares to be outstanding after the offering	41,649,705 ordinary shares based on the number of ordinary shares outstanding as of December 31, 2023
Use of proceeds

We estimate that we will receive net proceeds from the offering of approximately $56.9 million after deducting estimated offering expenses payable by us. We intend to use the net proceeds from the offering, together with our existing resources, to advance and accelerate our clinical development pipeline and for working capital and general corporate purposes. See “Use of Proceeds” for more information.

Risk Factors	Investing in our securities involves significant risks. See “Risk Factors” on page S-5 of this prospectus supplement, and in documents incorporated by reference into this prospectus supplement.
Nasdaq Global Select Market symbol for the ordinary shares	“OCS”
Nasdaq Iceland symbol for the ordinary shares	“OCS”

The number of ordinary shares that will be outstanding after the offering is based on 36,649,705 ordinary shares outstanding as of December 31, 2023 and excludes:

•
3,171,401 ordinary shares issuable upon the exercise of options outstanding as of December 31, 2023 under our Stock Option and Incentive Plan Regulation 2023, or the 2023 Plan, at a weighted-average exercise price of $5.60 per share;
•
4,551,201 ordinary shares reserved for future issuance under the 2023 Plan as of December 31, 2023;
•
294,809 earn-out options issuable upon exercise, subject to satisfaction of certain vesting conditions;
•
3,793,995 earn-out shares available for future issuance, subject to satisfaction of certain vesting conditions; and
•
4,253,096 ordinary shares issuable upon exercise of warrants outstanding as of December 31, 2023 at a weighted-average exercise price of $11.50 per share.

Except as otherwise noted, the information in this prospectus assumes no exercise of warrants or other equity awards subsequent to December 31, 2023.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the heading “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2023 as updated by our subsequent filings including our Reports on Form 6-K, which are incorporated by reference into this prospectus supplement, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus supplement is a part. The risk factors included in our Annual Report include a discussion of specific risks related to an investment in, and ownership of, our securities under the caption “- Risks Related to Ownership of Our Ordinary Shares and Warrants and our Status as a Public Company.” Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

Risks Related to the Offering

If you purchase ordinary shares in this offering, you will experience substantial and immediate dilution.

If you purchase ordinary shares in this offering, you will experience substantial and immediate dilution of $8.23 per ordinary share in net tangible book value as of December 31, 2023 after giving effect to the offering at the offering price of $11.75 per ordinary share because the price that you pay will be substantially greater than the net tangible book value per ordinary share that you acquire. This dilution is due in large part to the fact that our earlier investors paid substantially less than the offering price when they purchased their ordinary shares. You will experience additional dilution upon exercise of any outstanding equity awards or warrants, or if we otherwise issue additional ordinary shares below the offering price. For a further description of the dilution that you will experience immediately after this offering, see “Dilution.”

In addition, in the future, we may issue additional ordinary shares or other equity or debt securities convertible into ordinary shares, or seek additional capital through a variety of means, including public or private equity. Any such issuance or financings could result in substantial dilution to our existing securityholders and could cause the price of our ordinary shares to decline.

Future sales of ordinary shares or equity-linked securities by existing shareholders could depress the market price of the ordinary shares.

In the future, we may sell additional ordinary shares or equity-linked securities to raise capital. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our ordinary shares. The issuance and sale of substantial amounts of ordinary shares or equity-linked securities, or the perception that such issuances and sales may occur, could adversely affect market price of our ordinary shares and impair our ability to raise capital through the sale of additional ordinary shares or equity-linked securities.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of ordinary shares in the public market, the trading price of the ordinary shares could decline significantly and could decline below the offering price.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We will have broad discretion in the application of the net proceeds that we receive from this offering and our existing cash, cash equivalents short-term investments and non-current financial assets, and we may spend or invest these funds in a way with which our shareholders disagree. Our failure to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from the offering in a manner that does not produce income or that loses value. These investments may not yield a favorable return to our investors.

The dual listing of our ordinary shares may adversely affect the liquidity and value of those ordinary shares.

Our ordinary shares are listed on the Nasdaq Global Market in the United States and we have submitted an application to begin the procedure for listing our ordinary shares on the Nasdaq Iceland. The trading of our ordinary shares in these markets takes place in different currencies (U.S. dollars on Nasdaq US and Icelandic Krona on Nasdaq Iceland), at different times (resulting from different time zones, different trading days and different public holidays in the United States and Iceland) and with different settlement mechanics. The trading prices of ordinary shares on these two markets may differ due to these and other factors. Any decrease in the price of ordinary shares on Nasdaq Iceland could cause a decrease in the trading price of ordinary shares on Nasdaq US and vice versa. Investors could seek to sell or buy ordinary shares to take advantage of any price differences between the markets through a practice referred to as arbitrage. Any arbitrage activity could create unexpected volatility in both the trading prices on one exchange and ordinary shares available for trading on the other exchange. Further, the dual listing of ordinary shares may reduce the liquidity of these securities in one or both markets and may adversely affect the development of an active trading market for ordinary shares in the United States.

The listing of ordinary shares on Nasdaq Iceland may result in increased additional compliance risk, which could have a material effect on our business, results of operations and financial condition, or may delay or discourage a takeover attempt.

The Nasdaq Iceland Main Market is a regulated market in Iceland operated by Nasdaq Iceland, the Icelandic stock exchange. Issuers on Nasdaq Iceland Main Market are subject to the rules of Nasdaq Iceland Main Market and the relevant rules and regulations given the fact that the securities of the issuer are admitted to trading on a regulated market.

As a dual-listed Swiss company listed on Nasdaq Iceland and Nasdaq US, we will be subject to reporting requirements and certain other applicable requirements under Swiss law, US law and Icelandic law, including, but not limited to:

Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014, on market abuse, as amended, as implemented into Icelandic law with Act No. 60/2021 (“MAR”). MAR imposes specific requirements on Oculis, members of the Board and management, as well as individuals closely associated with members of the Board and management, including (i) public disclosure of inside information, (ii) procedural requirements on both the disclosing participant and the receiving participant related to market soundings, (iii) requirements to draw up and maintain insider lists and (iv) requirements that persons within Oculis that discharge managerial responsibilities (“PDMRs”) notify Oculis of any transactions relating to the ordinary shares, and Oculis shall in turn disclose the information to the public. Non-compliance with the notification obligations under MAR is an economic offense and could lead to the imposition of criminal prosecution, administrative fines, imprisonment or other sanctions. Nasdaq Iceland may impose administrative penalties or a cease-and-desist order under penalty for non-compliance.

Directive 2004/109/EC of the European Parliament and of the Council of 15 December 2004 on the harmonization of transparency requirements in relation to information about issuers whose securities are admitted to trading on a regulated market, as amended, as implemented into Icelandic law with Act No. 20/2021 (the “Disclosure Act”). The Disclosure Act imposes requirements including (i) periodic disclosure of financial reports (annual and half-yearly reports), prepared in accordance with the Icelandic Act, no. 3/2006, on Annual Accounts (the Annual Accounts Act) or in accordance with the applicable Switzerland legislation if deemed to be equivalent to that of the Annual Accounts Act, (ii) disclosure by shareholders that acquire or dispose of ordinary shares if it results in the holding exceeding or falling below the thresholds of 5, 10, 15, 20, 25, 30, 35, 40, 50, 66 2/3 and 90% and (iii) equal treatment and shareholders rights, including but not limited to ensuring that all information necessary to enable shareholders to exercise their rights are available. Shareholders are advised to consult with their own legal advisors to determine whether the notification obligations apply to them.

Icelandic procedural rules that may become applicable to any takeover bid as set out in the Icelandic legal Act no. 108/2007 (the Takeover Act) which include inter alia the process relating to the submission of a voluntary takeover offer.

Corporate Sustainability Reporting Directive (EU) 2022/2464 (“CSRD”). In addition, we expect that we may need to comply with the CSRD, once implemented into Icelandic law, which requires EU and non-EU companies with activities in the EU to file annual sustainability reports alongside their financial statements.

Failure to comply with these new compliance requirements, when applicable to Oculis, could have a material effect on our business, results of operations and financial condition, or may delay or discourage a takeover attempt.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our management’s beliefs and assumptions and on information currently available to our management. Discussions containing these forward-looking statements may be found, among other places, in the sections of this prospectus supplement titled “Prospectus Supplement Summary—Company Overview” and “Risk Factors” and in sections titled “Business,” “Risk Factors” and “Operating and Financial Review and Prospects” incorporated by reference from our most recent Annual Report on Form 20-F and our interim financial reports filed on Form 6-K filed with the SEC.

All statements other than present and historical facts and conditions contained in this prospectus supplement, including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. When used in this prospectus supplement, the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “plan,” “potential,” “predict,” “objective,” “should,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•
our financial performance;
•
the ability to maintain the listing of our ordinary shares and warrants on the Nasdaq Global Market and, once trading has commenced, the listing of our ordinary shares on Nasdaq Iceland;
•
timing and expected outcomes of clinical trials, preclinical studies, regulatory submissions and approvals, as well as commercial outcomes;
•
expected benefits of our business and scientific approach and technology;
•
the potential safety and efficacy of our product candidates;
•
our ability to successfully develop, advance and commercialize our pipeline of product candidates;
•
our ability to establish and maintain arrangements for the manufacture of our product candidates;
•
the effectiveness and profitability of our collaborations and partnerships, our ability to maintain current collaborations and partnerships and enter into new collaborations and partnerships;
•
expectations related to future milestone and royalty payments and other economic terms under our collaborations and partnerships;
•
estimates regarding future revenue, expenses, capital requirements, financial condition, and need for additional financing;
•
estimates of market opportunity for our product candidates;
•
the effects of increased competition as well as innovations by new and existing competitors in our industry;
•
our strategic advantages and the impact those advantages may have on future financial and operational results;
•
our expansion plans and opportunities;

•
our ability to operate and grow our business in a cost-effective manner;
•
our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;
•
the impact of macroeconomic factors and other global events on our business;
•
changes in applicable laws or regulations;
•
the outcome of any known and unknown litigation and regulatory proceedings;
•
the commencement of trading of our ordinary shares on Nasdaq Iceland;
•
the anticipated use of net proceeds from this offering; and
•
other risks and uncertainties, including those listed in this prospectus supplement under the caption “Risk Factors.”

You should refer to the “Risk Factors” section contained in this prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all.

Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

You should read this prospectus supplement and the documents that we reference in this prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds to us from the issuance and the sale of 5,000,000 of our ordinary shares in this offering will be approximately $56.9 million after deducting estimated offering expenses payable by us.

We intend to use the net proceeds from the offering, together with our existing resources, to advance and accelerate our clinical development pipeline, as well as for working capital and general corporate purposes. We believe that the net proceeds from this offering, together with our current cash, cash equivalents and short-term investments, will be sufficient to enable us to fund operations and capital expenditures into the second half of 2026.

We may also use a portion of the net proceeds we receive from this offering to invest in or acquire businesses, products and technologies including obtaining intellectual property rights. While we are continuously and actively evaluating such opportunities, we do not have any binding agreements or commitments for any material acquisitions at this time.

The expected use of net proceeds from this offering represents our intentions based upon our present plans and business conditions. We cannot predict with certainty all of the particular uses for the proceeds of this offering or the amounts that we will actually spend on the uses set forth above. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. Pending the uses described above, we may invest the net proceeds from this offering in short and intermediate term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the United States government.

DIVIDEND POLICY

We have not paid any cash dividends on the ordinary shares to date and do not intend to pay cash dividends for the foreseeable future. Dividends may be paid only if we have sufficient distributable profit from previous years or sufficient free reserves to allow the distribution of a dividend. Swiss law requires that we retain at least 5% of our annual net profit as general reserves for so long as these reserves together with our capital reserves amount to less than 20% of our nominal share capital.

DILUTION

If you invest in our ordinary shares in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per ordinary share paid by you and our as adjusted net tangible book value per ordinary share after completion of the offering.

Our net tangible book value as of December 31, 2023 was CHF 81.5 million, or CHF 2.22 per ordinary share ($2.45 per ordinary share). Net tangible book value per ordinary share is determined by dividing (1) our total assets less our intangible assets and our total liabilities by (2) 36,649,705 ordinary shares outstanding as of December 31, 2023.

After giving effect to our sale of ordinary shares in the offering at the offering price of $11.75 per ordinary share, and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value at December 31, 2023 would have been CHF 133.2 million, or CHF 3.20 per ordinary share ($3.52 per ordinary share). This represents an immediate increase in as adjusted net tangible book value of CHF 0.97 ($1.07) per ordinary share to existing shareholders and an immediate dilution in as adjusted net tangible book value of CHF 7.47 ($8.23) per ordinary share to new investors who purchase in this offering.

The following table illustrates this dilution on a per ordinary share basis as of December 31, 2023. All translations between currencies are based on the exchange rates on April 10, 2024 (see “Presentation of Financial and Other Information” for more details on the exchange rates used).

	Per Ordinary Share
	CHF	USD
Offering price	10.67	11.75
Historical net tangible book value per ordinary share as of December 31, 2023	2.22	2.45
Increase in net tangible book value per ordinary share attributable to new investors purchasing ordinary shares in this offering	0.97	1.07
As adjusted net tangible book value per ordinary share after giving effect to this offering	3.20	3.52
Dilution per ordinary share to new investors participating in this offering	7.47	8.23

The number of ordinary shares that will be outstanding after the offering is based on 36,649,705 ordinary shares outstanding as of December 31, 2023 and excludes:

•
3,171,401 ordinary shares issuable upon the exercise of options outstanding as of December 31, 2023 under our Stock Option and Incentive Plan Regulation 2023, or the 2023 Plan, at a weighted-average exercise price of $5.60 per share;
•
4,551,201 ordinary shares reserved for future issuance under the 2023 Plan as of December 31, 2023;
•
294,809 earn-out options issuable upon exercise, subject to satisfaction of certain vesting conditions;
•
3,793,995 earn-out shares available for future issuance, subject to satisfaction of certain vesting conditions; and
•
4,253,096 ordinary shares issuable upon exercise of warrants outstanding as of December 31, 2023 at a weighted-average exercise price of $11.50 per share.

To the extent that any outstanding options or warrants are exercised or new options are issued under the equity benefit plans, or we issue additional ordinary shares or other securities convertible into or exercisable or exchangeable for ordinary shares in the future, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

PLAN OF DISTRIBUTION

We are selling 5,000,000 ordinary shares offered under this prospectus supplement and the accompanying prospectus directly to certain investors, or the Investors, in this offering at a price of $11.75 per share. We have accepted subscription offers from each of the Investors related to the sale of these ordinary shares.

On or about the closing date, we will issue the ordinary shares to the Investors and we will receive proceeds (before expenses) in the amount of $58,750,000. We estimate that the expenses of this offering payable by us will be approximately $1,870,000.

The shares were offered directly to the Investors without a placement agent, underwriter, broker or dealer.

The representations, warranties and covenants contained in the subscription offers were made solely for the benefit of us and the Investors. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between us and Investors and not as statements of fact and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, our company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the subscription offers, which subsequent information may or may not be fully reflected in public disclosures.

A copy of the form of subscription offer will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.

We currently anticipate that the closing of the sale of the ordinary shares will take place on or about April 22, 2024, subject to the satisfaction of customary closing conditions.

Our ordinary shares are listed on the Nasdaq Global Market under the symbol “OCS.” In connection with this offering, we have also submitted an application for the listing of our ordinary shares on the Nasdaq Iceland Main Market, also under the symbol “OCS”.

MATERIAL CHANGES

Except as described above or otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2023 and in our Reports on Form 6-K incorporated by reference into this prospectus supplement and the accompanying prospectus, no reportable material changes have occurred since December 31, 2023.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

We are organized under the laws of Switzerland and our registered office and domicile is located in Zug, Switzerland. Moreover, a number of our directors and executive officers are not residents of the United States, and a substantial portion of the assets of such persons are located outside the U.S. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against us or them judgments obtained in United States courts, including judgments in actions predicated upon the civil liability provisions of U.S. federal securities laws.

We have been advised by our Swiss counsel, VISCHER AG, that there is doubt as to the enforceability in Switzerland of original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent solely predicated upon the federal and state securities laws of the United States. Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on Private International Law of December 18, 1987, as amended (the “PILA”). The PILA provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result would be incompatible with Swiss public policy (ordre public). Also, mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.

We have appointed Oculis US Inc as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Switzerland and the United States do not, as of the date of this proxy statement/prospectus, have a treaty providing for reciprocal recognition of and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the PILA. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

•	the non-Swiss court had jurisdiction pursuant to the PILA;

•	the judgment of such non-Swiss court has become final and non-appealable;

•

the counterparty has been properly served with process according to the law of the state of his/her/its domicile or ordinary residence (if in Switzerland, through judicial aid granted by the Swiss authorities) or the counterparty has unconditionally joined the proceedings;

•	the recognition of the foreign judgment is not manifestly contrary to the public policy or the law in Switzerland;

•

the proceedings leading to the judgment have respected the principles of a fair trial (as understood in Switzerland) and, in particular, that the counterparty has been granted the right to be heard and the possibility to properly defend his/her/its case; and

•

no action between the same parties and on the same subject matter has been commenced or decided first in a Swiss court and no judgment between the same parties and on the same subject matter has been first rendered by a foreign court, which judgment may be recognized in Switzerland.

LEGAL MATTERS

Cooley LLP, Reston, Virginia, is representing us in connection with this offering. The validity of the ordinary shares and certain other matters of Swiss law will be passed upon for us by VISCHER AG, Zurich, Switzerland. We have been advised on Icelandic securities matters by BBA//Fjeldco.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers SA, an independent registered accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers SA is a member of EXPERTsuisse — Swiss Expert Association for Audit, Tax and Fiduciary.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus supplement or incorporated by reference herein. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at www.oculis.com. We will make available on our website, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement. The SEC file number for the documents incorporated by reference in this prospectus supplement is 001-41636.

The documents we are incorporating by reference are:

•
the description of our ordinary shares contained in our Registration Statement on Form 8-A, filed with the SEC on March 1, 2023, including any amendments or reports filed for the purpose of updating the description;
•
our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 19, 2024; and
•
our Reports on Form 6-K filed with the SEC on February 28, 2024 and April 11, 2024 (excluding exhibit 99.1 thereto).

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement (only if and to the extent that they state that they are incorporated by reference into this prospectus supplement) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus supplement.

You can obtain any of the filings incorporated by reference in this prospectus supplement through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our annual reports on Form 20-F and reports on Form 6-K and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.oculis.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus supplement or the accompanying prospectus. We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Oculis Holding AG

Bahnhofstrasse 7

CH-6300

Zug, Switzerland

Attn: Investor Relations

+41 41 711 93 25

PROSPECTUS

Oculis Holding AG

$300,000,000

Ordinary Shares

Debt Securities

Warrants

Units

Oculis Holding AG, a Swiss stock corporation (Aktiengesellschaft), may offer, from time to time, in one or more offerings, ordinary shares, senior debt securities, subordinated debt securities, warrants and units, which we collectively refer to as the securities. The aggregate offering price of the securities that we may offer and sell under this prospectus will not exceed $300,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 19 of this prospectus.

YOU SHOULD READ THIS PROSPECTUS AND ANY SUPPLEMENT TO THIS PROSPECTUS CAREFULLY BEFORE YOU INVEST.

Our ordinary shares are listed on the Nasdaq Global Market under the symbol “OCS.” On March 28, 2024, the last sale price of our ordinary shares as reported by the Nasdaq Global Market was $12.05 per ordinary share.

We are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. Securities and Exchange Commission, or the SEC, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. Please see “Implications of Being an Emerging Growth Company” and “Implications of Being a Foreign Private Issuer.”

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 4 of this prospectus. In addition, please review any additional risk factors in any accompanying prospectus supplement, any free writing prospectus and any documents we incorporate by reference.

The date of this prospectus is April 3, 2024.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell up to $300,000,000 of any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities that may be offered by us. Each time we sell securities, we will provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the nature of the persons offering securities and the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.

Before buying any of the securities that we are offering, you should carefully read both this prospectus and any prospectus supplement with all of the information incorporated by reference in this prospectus, as well as the additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement or in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a prospectus supplement or a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

The information contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or the documents incorporated by reference in this prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Neither we nor any underwriters, dealers or agents have authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor any underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

For investors outside the United States: Neither we nor any underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

Unless otherwise noted or the context otherwise requires, references in this prospectus to “Oculis,” “the Company,” “our Company,” “we,” “us” or “our” refer to Oculis Holding AG and its subsidiaries.

i

TRADEMARKS AND TRADENAMES

This prospectus includes trademarks, tradenames and service marks, certain of which belong to us and others that are the property of other organizations. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus appear without the ®, ™ and SM symbols, but the absence of those symbols is not intended to indicate, in any way, that we will not assert our rights or that the applicable owner will not assert its rights to these trademarks, tradenames and service marks to the fullest extent under applicable law. We do not intend our use or display of other parties’ trademarks, tradenames or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

PRESENTATION OF FINANCIAL INFORMATION

In this prospectus, unless otherwise specified, all monetary amounts are in U.S. dollars, all references to “U.S. dollars,” “$,” “US$” and “USD” mean United States dollars and all references to “CHF” mean Swiss francs.

Our consolidated financial statements are presented in Swiss francs and in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. None of the financial statements were prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

MARKET AND INDUSTRY DATA

This prospectus contains estimates, projections, and other information concerning our industry and business, as well as data regarding market research, estimates, and forecasts prepared by our management. Information that is based on estimates, forecasts, projections, market research, or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” Unless otherwise expressly stated, we obtained this industry, business, market, and other data from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry and general publications, government data, and similar sources. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from sources which we paid for, sponsored, or conducted, unless otherwise expressly stated or the context otherwise requires. While have compiled, extracted, and reproduced industry data from these sources, have not independently verified the data. Forecasts and other forward-looking information with respect to industry, business, market, and other data are subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus. See “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our financial statements and other documents and information incorporated by reference in this prospectus contain forward-looking statements, including statements concerning our industry, our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate” and “potential,” among others. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements:

•
our financial performance;
•
the ability to maintain the listing of our Ordinary Shares and Warrants on the Nasdaq Global Market;
•
timing and expected outcomes of clinical trials, preclinical studies, regulatory submissions and approvals, as well as commercial outcomes;
•
expected benefits of our business and scientific approach and technology;
•
the potential safety and efficacy of our product candidates;
•
our ability to successfully develop, advance and commercialize our pipeline of product candidates;
•
our ability to establish and maintain arrangements for the manufacture of our product candidates;
•
the effectiveness and profitability of our collaborations and partnerships, our ability to maintain current collaborations and partnerships and enter into new collaborations and partnerships;
•
expectations related to future milestone and royalty payments and other economic terms under our collaborations and partnerships;
•
estimates regarding future revenue, expenses, capital requirements, financial condition, and need for additional financing;
•
estimates of market opportunity for our product candidates;
•
the effects of increased competition as well as innovations by new and existing competitors in our industry;
•
our strategic advantages and the impact those advantages may have on future financial and operational results;
•
our expansion plans and opportunities;
•
our ability to operate and grow our business in a cost-effective manner;
•
our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;
•
the impact of macroeconomic factors and other global events on our business;

•
changes in applicable laws or regulations; and
•
the outcome of any known and unknown litigation and regulatory proceedings.

These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, you should not place undue reliance on these forward-looking statements in deciding to invest in our securities. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 20-F and reports on Form 6-K, before deciding to invest in our securities.

Company Overview

Please see the section entitled “Item 4. Information on the Company – B. Business Overview,” incorporated by reference from our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on March 19, 2024, as well as any amendments thereto reflected in our subsequent filings with the SEC.

Corporate Information

Please see the section entitled “Item 4. Information on the Company – A. History and Development of the Company,” incorporated by reference from our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on March 19, 2024, as well as any amendments thereto reflected in our subsequent filings with the SEC.

The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•
an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act; and
•
reduced disclosure obligations regarding executive compensation in our periodic reports and other filings and exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) December 31, 2028; (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the previous three years; and (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our ordinary shares that are held by non-affiliates equals or exceeds $700,000,000 as of the prior June 30.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer.” Accordingly, we report under the Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•
the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•
the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and
•
the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

In this prospectus and in the documents and information incorporated by reference in this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained in this prospectus and in the documents incorporated by reference in this prospectus may be different than the information you receive from other public companies in which you hold equity securities.

The Securities That May Be Offered

We may offer or sell ordinary shares, debt securities, warrants and units in one or more offerings and in any combination. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Ordinary shares

We may offer our ordinary shares, nominal value of CHF 0.01 per ordinary share, either alone or underlying other registered securities convertible into and/or exchangeable for our ordinary shares. Holders of our ordinary shares are entitled to receive dividends, if any, as may be approved from time to time by our general meeting of shareholders out of funds legally distributable for the payment of dividends. In addition, our auditors must also confirm that the dividend proposal conforms to Swiss law and the Articles of Association. We have not paid dividends in the past and have no current plans to pay dividends. Each holder of our ordinary shares is entitled to one vote per ordinary share. Pursuant to Swiss law, the holders of our ordinary shares have pre-emptive rights (Bezugsrechte) to subscribe for newly issued ordinary shares, unless such pre-emptive rights are withdrawn or limited by our general meeting of shareholders, or upon authorization by our general meeting of shareholders, our board of directors in certain circumstances.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the debt securities. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into and/or exchangeable for ordinary shares.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized the general features of the debt securities to be governed by the indenture in this prospectus and the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture.

Warrants

We may offer warrants for the purchase of our ordinary shares or debt securities. We may offer warrants independently or together with other securities.

Units

We may offer units consisting of our ordinary shares, warrants or any combination of such securities. We may offer units independently or together with other securities.

RISK FACTORS

Investing in our securities involves a high degree of risk. The prospectus supplement and any related free writing prospectus applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement captioned “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference.” You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 3.D—Risk Factors” of our most recent Annual Report on Form 20-F and reports on Form 6-K we file after the date of this prospectus, that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Special Note Regarding Forward-Looking Statements.”

CAPITALIZATION

We intend to include information about our capitalization and indebtedness in the prospectus supplement relating to the specific offering.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may offer ordinary shares, debt securities, warrants and units, in one or more offerings, with a total aggregate offering price of up to $300,000,000. The actual price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

REASONS FOR THE OFFER AND USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or in any free writing prospectus that we may authorize to be provided to you in connection with a specific offering, we intend to use any net proceeds from the sale of securities under this prospectus for research and development, progression of our clinical programs, general corporate purposes and working capital. Accordingly, we will have significant discretion in the use of any net proceeds. Additional information on the use of net proceeds we receive from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

THE OFFER AND LISTING

Our ordinary shares are currently traded on the Nasdaq Global Market, or Nasdaq, under the symbol “OCS.” The ordinary shares began trading on Nasdaq on March 3, 2023.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

The following describes our issued share capital and summarizes the material provisions of our articles of association. The following summary is not exhaustive, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of Swiss law and our articles of association, a copy of which is incorporated by reference herein into the registration statement of which this prospectus forms a part. We encourage you to read our articles of association and the applicable provisions of Swiss law for additional information.

General

We were incorporated as a stock corporation (Aktiengesellschaft) organized under the laws of Switzerland in accordance with articles 620 et seqq. of the Swiss Federal Act on the Amendment of the Swiss Civil Code of March 30, 1911 (“CO”) and registered with the Commercial Register of the Canton of Zug on October 31, 2022. Our corporate legal headquarters is located at Bahnhofstrasse 7, 6300 Zug, Switzerland. Neither the Articles of Association nor the operation of law limit the duration of the Company.

Capital Structure of the Company

Issued Share Capital

Immediately prior to the closing of the transactions contemplated by the Business Combination Agreement, dated as of October 17, 2022, as amended (the “Business Combination”), by and among European Biotech Acquisition Corp. (“EBAC”) and Oculis SA (“Legacy Oculis”), the Company’s share capital was CHF 356,821.68 divided into 35,682,168 fully paid-in registered shares with a nominal value of CHF 0.01 each.

In the context of the Business Combination, the Company increased its share capital in the Commercial Register of the Canton of Zug on the Acquisition Closing Date to CHF 365,273.68, divided into 36,527,368 Ordinary Shares, fully paid-up.

In the context of the public offering for the issuance and sale by the Company of ordinary shares based on that certain underwriting agreement entered into by the Company and BofA Securities Inc. and SVB Securities, LLC, as representatives of the several underwriters named therein, the Company increased its share capital in the Commercial Register of the Canton of Zug on 5 June 2023 to CHF 400,273.68, divided into 40,027,368 Ordinary Shares, fully paid-up.

As a result of the partial exercise by the underwriters to purchase additional ordinary shares as part of the abovementioned offering, the Company increased its share capital in the Commercial Register of the Canton of Zug on 13 June 2023 to CHF 401,816.02, divided into 40,181,602 Ordinary Shares, fully paid-up.

As of December 31, 2023, an aggregate of 262,098 new shares had been issued following (i) the exercise of 112,942 options and the issuance of associated ordinary shares using conditional share capital for employee benefit plans and (ii) the exercise of 149,156 warrants and the issuance of associated ordinary shares using the conditional share capital for EBAC public and private warrants. As a result, the Company increased its share capital in the Commercial Register of the Canton of Zug on March 14, 2024, to CHF 404,437.00, divided into 40,443,700 Ordinary Shares, fully paid-up.

Share Classes

The Articles of Association provide for one class of Ordinary Shares with a nominal value of CHF 0.01 each. Each Ordinary Share will carry one vote in general meetings of shareholders, and the Ordinary Shares are listed on the Nasdaq Global Market.

Share Capital Increases (General)

Under Swiss law, we may increase our share capital and issue new shares through an ordinary capital increase, an increase by capital band (Kapitalband) or a conditional capital increase (Bedingte Kapitalerhöhung). In each case, the issue price for each share may not be less than the nominal value of the newly issued share. An ordinary capital increase is approved at a general meeting of shareholders. The required vote is generally the approval of simple majority of the votes cast at the general meeting of shareholders. At least two-thirds of the represented share votes and the absolute majority of the represented nominal value of the shares present in person or represented by proxy is required for capital increases against our equity, against contributions in kind, for the purposes of acquiring assets or the granting of special benefits, or for capital increases where the pre-emptive/subscription rights of shareholders are limited or excluded. The amount by which the capital can be increased in an ordinary capital increase is unlimited, provided that sufficient contributions are made to cover the capital increase. An ordinary capital increase that has been approved by the shareholders must be executed within six months of shareholder approval. In an ordinary capital increase, holders of Ordinary Shares have pre-emptive rights to obtain newly issued shares in an amount proportional to the nominal value of the shares they already hold, unless such rights are excluded in accordance with Swiss law. For further details on these circumstances, please see the section entitled “—Pre-emptive Rights and Advance Subscription Rights.”

Our shareholders can further authorize the Board of directors by way of an amendment of the Articles of Association to increase or decrease the share capital within a capital band in an amount not to exceed 50% of the share capital registered in the commercial register for a period of five years without further shareholder approval. To create a capital band, a resolution of the general meeting of shareholders passed by a supermajority of at least two-thirds of the represented share votes and the absolute majority of the represented nominal value of the shares present in person or represented by proxy is required. Additional information regarding capital band is set forth below in the section entitled “—Capital band.”

Under Swiss law, conditional share capital is used to issue new shares in the context of employee benefit and incentive plans, debt instruments with conversion rights or warrants granted to creditors or options and warrants issued to third parties. To create conditional capital, a resolution of the general meeting of shareholders passed by a supermajority of at least two-thirds of the represented share votes and the absolute majority of the represented nominal value of the shares present in person or represented by proxy is required. Under Swiss law, any conversion or option rights granted by a company before the provision of the articles of association that introduces the underlying conditional capital has been registered with the commercial register is null and void. The requirements for a conditional capital increase are set forth below in the section entitled “—Conditional Share Capital.”

Capital band

Under the Articles of Association, the Board of directors is authorized to increase the share capital, at any time until March 2, 2028, at the latest, by a maximum amount of CHF 178,410.84 by issuing a maximum of 17,841,084 fully paid-up shares with a nominal value of CHF 0.01 each (Ordinary Shares).

In fiscal year 2023, 3,654,234 shares were issued from the capital band. Thus, the Company is, as of the date of this Prospectus entitled to issue, within the lower limit of CHF 365,273.68 and the upper limit of CHF 543,684.52, up to 14,186,850 fully paid-up Shares, with a nominal value of CHF 0.01 each on the basis of the existing capital band. Such increase of the share capital (i) by means of an offering underwritten by a financial institution, a syndicate of financial institutions or another third party or third parties, followed by an offer to the then-existing shareholders of the Company, and (ii) in partial amounts, are permissible.

The Board of directors may determine the time of the issuance, the issue price, the manner in which the new shares have to be paid up, the date from which the shares carry the right to dividends, the conditions for the exercise of the pre-emptive rights and the allotment of pre-emptive rights that have not been exercised. The Board of directors may allow the pre-emptive rights that have not been exercised to expire, or it may place such shares or the pre-emptive rights of which have not been exercised, at market conditions or use them otherwise in the interest of the Company.

The Board of directors is authorized to withdraw or limit the pre-emptive rights of the shareholders with respect to the shares to be issued under the capital band and to allot them to individual shareholders or third parties, subject to the following:

1.
if the issue price of the new registered shares is determined by reference to the market price;
2.
for the acquisition of an enterprise, part of an enterprise or participations, or for the financing or refinancing of any of such acquisition, or in the event of share placement for the financing or refinancing of such placement;
3.
for purposes of broadening the shareholders of our constituency in certain financial or investor markets, for purposes of the participation of strategic partners, or in connection with the listing or registration of new registered shares on domestic or foreign stock exchanges;
4.
for purposes of granting an over-allotment option (Greenshoe) or an option to subscribe additional shares to the respective initial purchaser(s) or underwriter(s) in a placement or sale of registered shares;
5.
for raising of capital (including private placements) in a fast and flexible way, which probably could not be achieved without the exclusion of the statutory pre-emptive right of the existing shareholders;
6.
for other valid grounds in the sense of article 652b para. 2 CO, which provides by way of illustration that the acquisition of companies or parts thereof or equity interests therein, as well as employee share ownership are deemed to be valid grounds; or
7.
following a shareholder or a group of shareholders acting in concert having accumulated shareholdings in excess of 15% of the share capital registered in the commercial register without having submitted to the other shareholders a takeover offer recommended by the Board of directors, or for the defense of an actual, threatened or potential takeover bid, in relation to which the Board of directors , upon consultation with an independent financial adviser retained by it, has not recommended to the shareholders acceptance on the basis that the Board of directors has not found the takeover bid to be financially fair to the shareholders.

The authorization to withdraw or limit the pre-emptive rights is limited to the above listed items and exclusively linked to the particular available capital band (Kapitalband) set out in the Articles of Association. If the period to increase our share capital within the capital band lapses without having been used by the Board of directors, the authorization to withdraw or to limit the pre-emptive rights lapses simultaneously with such capital.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct general obligations. The debt securities will be either senior debt securities or subordinated debt securities and may be secured or unsecured and may be convertible into and/or exchangeable for other securities, including our ordinary shares. The debt securities will be issued under one or more separate indentures between our company and a financial institution that will act as trustee. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to individually as an indenture and collectively as the indentures. Each of the senior debt trustee and the subordinated debt trustee is referred to individually as a trustee and collectively as the trustees. The material terms of any indenture will be set forth in the applicable prospectus supplement.

We have summarized certain terms and provisions of the indentures. The summary is not complete. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The senior indenture and subordinated indenture are substantially identical, except for the provisions relating to subordination.

Neither indenture will limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplement will describe the terms of any debt securities being offered. These terms will include some or all of the following:

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classification as senior or subordinated debt securities;
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ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;
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if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;
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the designation, aggregate principal amount and authorized denominations;
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the date or dates on which the principal of the debt securities may be payable;
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the rate or rates (which may be fixed or variable) per annum at which the debt securities shall bear interest, if any;
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the date or dates from which such interest shall accrue, on which such interest shall be payable, and on which a record shall be taken for the determination of holders of the debt securities to whom interest is payable;
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the place or places where the principal and interest shall be payable;
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our right, if any, to redeem the debt securities, in whole or in part, at our option and the period or periods within which, the price or prices at which and any terms and conditions upon which such debt securities may be so redeemed, pursuant to any sinking fund or otherwise;
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our obligation, if any, to redeem, purchase or repay any debt securities pursuant to any mandatory redemption, sinking fund or other provisions or at the option of a holder of the debt securities;
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if other than denominations of $2,000 and any higher integral multiple of $1,000, the denominations in which the debt securities will be issuable;
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if other than the currency of the United States, the currency or currencies, in which payment of the principal and interest shall be payable;
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whether the debt securities will be issued in the form of global securities;

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the terms and conditions, if any, for conversion into or exchange for ordinary shares;
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provisions, if any, for the defeasance of the debt securities;
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any material U.S. federal income tax and, to the extent applicable, material Swiss tax consequences; and
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other specific terms, including any deletions from, modifications of or additions to the events of default or covenants described below or in the applicable indenture.

Senior Debt

We may issue under the senior indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all our other unsecured and unsubordinated debt.

Subordinated Debt

We may issue under the subordinated indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all our “senior indebtedness.” “Senior indebtedness” is defined in the subordinated indenture and generally includes obligations of, or guaranteed by, us for borrowed money, or as evidenced by bonds, debentures, notes or other similar instruments, or in respect of letters of credit or other similar instruments, or to pay the deferred purchase price of property or services, or as a lessee under capital leases, or as secured by a lien on any asset of ours. “Senior indebtedness” does not include the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to, or pari passu with, the subordinated debt securities. In general, the holders of all senior indebtedness are first entitled to receive payment in full of such senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:

•
subject to Swiss law, any insolvency or bankruptcy proceedings, any debt-restructuring moratorium or proceedings, or any receivership, dissolution, winding up, total or partial liquidation, reorganization or other similar proceedings in respect of us or a substantial part of our property, whether voluntary or involuntary;
•
(i) a default having occurred with respect to the payment of principal or interest on or other monetary amounts due and payable with respect to any senior indebtedness or (ii) an event of default (other than a default described in clause (i) above) having occurred with respect to any senior indebtedness that permits the holder or holders of such senior indebtedness to accelerate the maturity of such senior indebtedness. Such a default or event of default must have continued beyond the period of grace, if any, provided in respect of such default or event of default, and such a default or event of default shall not have been cured or waived or shall not have ceased to exist; and
•
the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to the subordinated indenture. This declaration must not have been rescinded and annulled as provided in the subordinated indenture.

Authentication and Delivery

We will deliver the debt securities to the trustee for authentication, and the trustee will authenticate and deliver the debt securities upon our written order.

Events of Default

When we use the term “Event of Default” in the indentures with respect to the debt securities of any series, set forth below are some examples of what we mean:

(1) default in the payment of the principal on the debt securities when it becomes due and payable at maturity or otherwise;

(2) default in the payment of interest on the debt securities when it becomes due and payable, and such default continues for a period of 30 days;

(3) default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clauses (1) or (2) above) and the default or breach continues for a period of 90 consecutive days or more after written notice to us by the trustee or to us and the trustee by the holders of 25% or more in aggregate principal amount of the outstanding debt securities of all series affected thereby;

(4) the occurrence of certain events of bankruptcy, insolvency, or similar proceedings with respect to us or any substantial part of our property; or

(5) any other Events of Default that may be set forth in the applicable prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (4) above) with respect to the debt securities of any series then outstanding occurs and is continuing, then either the trustee or the holders of not less than 25% in principal amount of the securities of all such series then outstanding in respect of which an Event of Default has occurred may by notice in writing to us declare the entire principal amount of all debt securities of the affected series, and accrued interest, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

If an Event of Default described in clause (4) above occurs and is continuing, then the principal amount of all the debt securities then outstanding and accrued interest shall be and become due immediately and payable without any declaration, notice or other action by any holder of the debt securities or the trustee.

The trustee will, within 90 days after the occurrence of any default actually known to it, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Satisfaction, Discharge and Defeasance

We may discharge our obligations under each indenture, except as to:

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the rights of registration of transfer and exchange of debt securities, and our right of optional redemption, if any;
•
substitution of mutilated, defaced, destroyed, lost or stolen debt securities;
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the rights of holders of the debt securities to receive payments of principal and interest;
•
the rights, obligations and immunities of the trustee; and
•
the rights of the holders of the debt securities as beneficiaries with respect to the property deposited with the trustee payable to them (as described below);

when:

•
either:
•
all debt securities of any series issued that have been authenticated and delivered have been delivered by us to the trustee for cancellation; or

•
all the debt securities of any series issued that have not been delivered by us to the trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all debt securities of such series not delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity or redemption;
•
we have paid or caused to be paid all other sums then due and payable under such indenture; and
•
we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

In addition, unless the applicable prospectus supplement and supplemental indenture otherwise provide, we may elect either (i) to have our obligations under each indenture discharged with respect to the outstanding debt securities of any series, or legal defeasance, or (ii) to be released from our obligations under each indenture with respect to certain covenants applicable to the outstanding debt securities of any series, or covenant defeasance. Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under such indenture and covenant defeasance means that we will no longer be required to comply with the obligations with respect to such covenants (and an omission to comply with such obligations will not constitute a default or event of default).

In order to exercise legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•
we must irrevocably have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:
•
money in an amount;
•
U.S. government obligations; or
•
a combination of money and U.S. government obligations,

in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal and interest at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, the redemption date;

•
we have delivered to the trustee an opinion of counsel stating that, under then applicable U.S. federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to the same federal income tax as would be the case if the defeasance did not occur;
•
no default relating to bankruptcy or insolvency and, in the case of a covenant defeasance, no other default has occurred and is continuing at any time;
•
if at such time the debt securities of such series are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such defeasance; and

•
we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance have been complied with.

We are required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, ordinary shares or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between our company and a warrant agent that we will name in the applicable prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

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the title of the warrants;
•
the aggregate number of warrants offered;
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the designation, number and terms of the debt securities, ordinary shares or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;
•
the exercise price of the warrants;
•
the dates or periods during which the warrants are exercisable;
•
the designation and terms of any securities with which the warrants are issued;
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if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;
•
if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
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any minimum or maximum amount of warrants that may be exercised at any one time;
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any terms relating to the modification of the warrants;
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any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and
•
any other specific terms of the warrants.

The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. As specified in the applicable prospectus supplement, we may issue units consisting of our ordinary shares, debt securities, warrants or any combination of such securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. The applicable prospectus supplement will describe:

•
the terms of the units and of the ordinary shares, debt securities and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•
a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering;
•
a description of the provisions for the payment, settlement, transfer or exchange of the units; and
•
any material provisions of the governing unit agreement that differ from those described above.

The provisions described in this section, as well as those described under “Description of Share Capital and Articles of Association,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information.”

LIMITATIONS AFFECTING SHAREHOLDERS OF A SWISS COMPANY

Form and Transfer of Shares

Form of the Shares

Ordinary shares may be issued as ordinary uncertificated securities within the meaning of article 973c CO (Wertrechte) and/or global certificates. In accordance with article 973c CO, we maintain a register of uncertificated securities (Wertrechtebuch). We may create intermediated securities (Bucheffekten) for ordinary shares.

Upon its registration with the share register, a shareholder may at any time request that we issue a written confirmation of the ordinary shares held by such shareholder. However, the shareholder has no right to request the printing and delivery of share certificates nor the conversion of ordinary shares issued in one form into another form. We may, however, at any time print and deliver certificates for registered (single certificates or global certificates) and, with the consent of the shareholder, delete without replacement issued share certificates, which have been returned to it. We may convert ordinary shares from one form into another form at any time and without the approval of the shareholders. We shall bear the cost associated with any such conversion.

Transfer of Shares

Ordinary shares in uncertificated form (Wertrechte) may only be transferred by way of assignment. ordinary shares or the beneficial interest in ordinary shares, as applicable, credited in a securities account may only be transferred when a credit of the relevant intermediated securities to the acquirer’s securities account is made in accordance with applicable rules.

Share Register

We maintain a share register (Aktienbuch) (the “Share Register”) in which the owners of the ordinary shares are registered with name, address and nationality (in case of legal entities the registered office). In relation to the Company, only those shareholders registered in the Share Register are recognized as shareholders.

Pursuant to article 4 of the Articles of Association, acquirers of ordinary shares are, upon request and presentation of evidence of the transfer, registered as shareholders with voting rights in the Share Register if they explicitly declare to hold ordinary shares in their own name and for their own account.

The Board shall implement the necessary directions for maintaining the Share Register and it may issue corresponding regulations or guidelines. The Board may delegate such tasks.

In the invitation to the general meeting, the Board shall announce the record date for registration in the Share Register that is relevant with respect to the right to attend and vote.

We have the right to delete entries in the Share Register retroactively as of the date of the entry if the registration has been made on the basis of false information. We may give the relevant shareholder or nominee, in advance, the opportunity, to be heard. The relevant shareholder or nominee must be informed of the deletion without delay.

Registration and Voting Right Restrictions

The Articles of Association contain the following registration restrictions:

1. Regulatory Registration and Voting Right Restrictions. According to article 4 of the Articles of Association, the Board may refuse the registration of an acquirer of ordinary shares in the Share Register as a shareholder with voting rights or cancel an already occurred registration of ordinary shares with voting rights from the Share Register, if (a) the number of ordinary shares held or acquired directly or indirectly or acting in concert with third parties or as an organized group by such acquirer exceeds 15% of the total number of voting rights of the Company pursuant to the entry in the commercial register, and (b) such acquirer has not submitted prior to the acquisition of such ordinary shares an orderly tender offer to all shareholders with a minimum price of the higher of (i) the volume weighted average price of the last 60 trading days prior to the publication of the tender offer, or (ii) the highest price paid by such acquirer in the 12 months preceding to the publication of the tender offer.

Those associated through capital, voting power, joint management, beneficial ownership or in any other way, or joining for the acquisition of shares shall be regarded as one acquirer for the purposes of article 4 of the Articles of Association. Acquirers who do not meet the legal or regulatory requirements according to article 4 of the Articles of Association shall be entered in the Share Register as shareholder without voting rights for ordinary shares exceeding the limit of 15%. In case of an already occurred registration, ordinary shares exceeding the limit of 3% may be cancelled from the Share Register as ordinary shares with voting rights and instead be registered as ordinary shares without voting rights. The Board may enact regulations governing the details of such registration restriction. Nominees do not constitute as acquirers within the meaning of article 4 of the Articles of Association. After hearing the person concerned, we may cancel the registrations in the Share Register if those registrations were based on false information of the acquirer. In addition, according to article 4 of the Articles of Association, the Board may refuse the exercise of voting rights of a shareholder in excess of 15% of the total number of voting rights of the Company pursuant to the entry in the commercial register, if such shareholder does not meet the legal or regulatory requirements according to article 4 of the Articles of Association.

2. Registration and Voting Right Restrictions for ordinary shares held through Nominees. The registration and voting right restrictions in connection with the regulatory registration and voting right restrictions described above are also applicable to ordinary shares held through nominees. Accordingly, article 4 of the Articles of Association provides that, if, any beneficial owner should as a result of such registration of a nominee being made or upheld, directly or indirectly, formally, constructively or beneficially own, or otherwise control or alone or together with third parties, hold a number of shares exceeding 3% of the total number of voting rights of the Company pursuant to the entry in the commercial register and the nominee does not, expressly declare in the registration application that it is holding the shares on its own account, and the nominee does not confirm in writing that it is willing to disclose the names, addresses and shareholdings of the persons on whose account they hold 0.5% or more of the share capital, the Board may refuse to register (or cancel an already occurred registration of) the nominee holding ordinary shares for the account of such beneficial owner with respect to any ordinary shares in excess of such restriction. The Board may make the registration with voting rights of the ordinary shares held by a nominee subject to conditions, limitations and reporting requirements and may impose or adjust such conditions, limitations and requirements once registered and may enter into agreements with nominees in this regard. Further, the voting right restrictions pursuant to article 4 of the Articles of Association as set out above also apply to ordinary shares, which are held by a nominee for the account of a person exceeding the threshold of 15% (regulatory voting right restrictions).

Apart from the registration and voting rights restrictions as described above, there are no restrictions on the transferability of the ordinary shares in the Articles of Association.

Ownership of Shares by Non-Swiss Residents

Except for the limitations on voting rights described above applicable to shareholders generally and the sanctions referred to below, there is no limitation under Swiss law or our articles of association on the right of non-Swiss residents or nationals to own ordinary shares or to exercise voting rights attached to the ordinary shares.

Foreign Investment and Exchange Control Regulations in Switzerland

Other than in connection with government sanctions imposed on certain persons from, in or related to the Republic of Iraq, the Islamic Republic of Iran, Central African Republic, Yemen, Lebanon, Libya, Sudan, the Republic of South Sudan, the Republic of Mali, Burundi, the Democratic Republic of Congo, Myanmar (Burma), Somalia, Syria, Guinea, Guinea-Bissau, Zimbabwe, Belarus, Moldova, the Democratic People’s Republic of Korea (North Korea), Venezuela, Nicaragua, Haiti, persons and organizations with connections to Osama bin Laden, the “Al-Qaeda” group or the Taliban, certain persons in connection with the assassination of Rafik Hariri as well as measures to prevent the circumvention of international sanctions in connection with the situation in Ukraine, there are currently no governmental laws, decrees or regulations in Switzerland that restrict the export or import of capital, including, but not limited to, Swiss foreign exchange controls on the payment of dividends, interest or liquidation proceeds, if any, to non-resident holders of shares.

Pre-emptive Rights and Advance Subscription Rights

Swiss law provides that any share issue, whether for cash or non-cash consideration, is subject to the prior approval at a general meeting of shareholders. Shareholders are granted certain pre-emptive rights (Bezugsrechte) to subscribe for new issues of shares and advance subscription rights (Vorwegzeichnungsrechte) to subscribe for warrants, convertible bonds or similar debt instruments with option rights in proportion to the nominal amount of shares held. Pursuant to the Articles of Association, a resolution adopted at a general meeting by a majority of two-thirds of the votes represented at the meeting is required to repeal, limit or suspend pre-emptive rights.

PLAN OF DISTRIBUTION

We may offer and sell the securities in one or more of the following ways (or in any combination) from time to time:

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through underwriters or dealers;
•
directly to a limited number of purchasers or to a single purchaser;
•
in block transactions;
•
in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;
•
through agents; or
•
through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

•
the name or names of any underwriters, dealers or agents;
•
the purchase price of such securities and the proceeds to be received by us, if any;
•
any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•
any public offering price;
•
any discounts or concessions allowed or reallowed or paid to dealers; and
•
any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•
negotiated transactions;
•
at a fixed public offering price or prices, which may be changed;
•
at market prices prevailing at the time of sale;
•
at prices related to prevailing market prices; or
•
at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a commercially reasonable efforts basis for the period of its appointment.

Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ordinary shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ordinary share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our ordinary shares, which are listed on Nasdaq. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our ordinary shares, may or may not be listed on a national securities exchange.

TAXATION

The material U.S. federal income tax and, to the extent applicable, material Swiss tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

EXPENSES OF THE OFFERING

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement. All amounts are estimated except for the SEC registration fee and FINRA filing fee.

Expenses	Amount
SEC registration fee	$44,280
FINRA filing fee	45,500
Printing and engraving expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Miscellaneous costs	(1)
Total	$(1)

(1) These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at the time.

LEGAL MATTERS

The validity of the securities offered hereby on behalf of the Company and certain other matters of Swiss law, including matters of Swiss income tax law, will be passed upon for us by Vischer AG, Basel, Switzerland. Certain matters of U.S. federal law will be passed upon for us by Cooley LLP, Reston, Virginia. Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers SA, an independent registered accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers SA is a member of EXPERTsuisse — Swiss Expert Association for Audit, Tax and Fiduciary.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

We are organized under the laws of Switzerland and our registered office and domicile is located in Zug, Switzerland. Moreover, a number of our directors and executive officers are not residents of the United States, and a substantial portion of the assets of such persons are located outside the U.S. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against us or them judgments obtained in United States courts, including judgments in actions predicated upon the civil liability provisions of U.S. federal securities laws.

We have been advised by our Swiss counsel, Vischer AG, that there is doubt as to the enforceability in Switzerland of original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent solely predicated upon the federal and state securities laws of the United States. Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on Private International Law of December 18, 1987, as amended (the “PILA”). The PILA provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result would be incompatible with Swiss public policy (ordre public). Also, mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.

We have appointed Oculis US, Inc as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Switzerland and the United States do not, as of the date of this proxy statement/prospectus, have a treaty providing for reciprocal recognition of and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the PILA. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

•
the non-Swiss court had jurisdiction pursuant to the PILA;
•
the judgment of such non-Swiss court has become final and non-appealable;
•
the counterparty has been properly served with process according to the law of the state of his/her/its domicile or ordinary residence (if in Switzerland, through judicial aid granted by the Swiss authorities) or the counterparty has unconditionally joined the proceedings;
•
the recognition of the foreign judgment is not manifestly contrary to the public policy or the law in Switzerland;
•
the proceedings leading to the judgment have respected the principles of a fair trial (as understood in Switzerland) and, in particular, that the counterparty has been granted the right to be heard and the possibility to properly defend his/her/its case; and
•
no action between the same parties and on the same subject matter has been commenced or decided first in a Swiss court and no judgment between the same parties and on the same subject matter has been first rendered by a foreign court, which judgment may be recognized in Switzerland.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at www.oculis.com. We will make available on our website, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus. This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Report on Form 6-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished, rather than filed, and, except as may be noted in any such Form 6-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•
The description of our ordinary shares contained in our Registration Statement on Form 8-A, filed with the SEC on March 1, 2023, including any amendments or reports filed for the purpose of updating the description;
•
our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 19, 2024; and
•
our Report on Form 6-K filed with the SEC on February 28, 2024.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our annual reports on Form 20-F and reports on Form 6-K and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.oculis.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus at no cost, upon written or oral request to us at the following address and telephone number:

Oculis Holding AG

Bahnhofstrasse 7

CH-6300

Zug, Switzerland

Attn: Investor Relations

+41 41 711 93 25

Oculis Holding AG

$300,000,000

Ordinary Shares

Debt Securities

Warrants

Units

PROSPECTUS

, 2024

5,000,000 Ordinary Shares

PROSPECTUS SUPPLEMENT

April 11, 2024